UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

364-Day Bridge Loan Agreement

On December 16, 2015, Molson Coors Brewing Company (the “Company”) entered into a 364-Day Bridge Loan Agreement (the “Bridge Loan Agreement”) by and among the Company, the lenders party thereto, and Citibank, N.A., as Administrative Agent. The Bridge Loan Agreement provides for a 364-day bridge loan facility of up to $9,300,000,000. The proceeds of the loans under the Bridge Loan Agreement must be used for consummating the Company’s acquisition of all of SABMiller plc’s interest in MillerCoors LLC and all the trademarks, contracts and other assets primarily related to the Miller brand portfolio outside of the U.S. (such acquisition, the “Transaction”) and to pay fees and expenses incurred in connection with the Transaction.  Any funding under the Bridge Loan Agreement would occur substantially concurrently with the consummation of the Transaction, subject to customary conditions for acquisition financings of this type.  Unless terminated earlier, the Bridge Loan Agreement will mature on the date that is 364 days after the closing of the Transaction, and the principal amount outstanding under the Bridge Loan Agreement, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full upon such date.

The Bridge Loan Agreement contains provisions requiring the reduction of the commitments of the lenders and the prepayment of outstanding advances by the amount of net proceeds resulting from (i) the incurrence of certain indebtedness by the Company or its subsidiaries, (ii) the issuance of certain capital stock by the Company and (iii) certain non-ordinary course sales or dispositions of assets by the Company or its subsidiaries, in each case subject to exceptions set forth in the Bridge Loan Agreement.

Loans under the Bridge Loan Agreement will bear interest at a variable rate based on, at the Company’s option, LIBOR or a base rate which is based on the highest of (i) the U.S. prime rate, (ii) the federal funds rate plus 0.5% or (iii) the LIBOR rate for one month plus 1%, in each case plus an applicable margin depending on the Company’s index debt rating. From the date of the closing of the Transaction through 89 days after such date, the applicable margin ranges, in the case of base rate loans, from 0.00% and 1.00% and, in the case of LIBOR loans, from 1.00% to 2.00%. From 90 days after the closing of the Transaction through 179 days after the closing of the Transaction, the applicable margin ranges, in the case of base rate loans, from 0.25% to 1.25% and, in the case of LIBOR loans, from 1.25% to 2.25%. From 180 days after the closing of the Transaction through 269 days after the closing of the Transaction, the applicable margin ranges, in the case of base rate loans, from 0.50% to 1.50% and, in the case of LIBOR loans, from 1.50% to 2.50%. From 270 days after the closing of the Transaction and thereafter, the applicable margin ranges, in the case of base rate loans, from 0.75% to 1.75% and, in the case of LIBOR loans, from 1.75% to 2.75%. In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% on all overdue amounts. The Company will pay each lender under the Bridge Loan Agreement a ticking fee, beginning on January 10, 2016, which will accrue at a rate equal to 0.175% of the daily average undrawn commitment of such lender until such commitment terminates.

The Bridge Loan Agreement contains customary events of default, specified representations and warranties and covenants that will become effective on the closing date of the Transaction, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The Bridge Loan Agreement will also require the Company to maintain a maximum leverage ratio of 6.75:1.00, beginning with the first full fiscal quarter after the closing of the Transaction.

The obligations under the Bridge Loan Agreement are general unsecured obligations of the Company. In connection with the Bridge Loan Agreement, the Company and certain subsidiaries of the Company will enter into a Subsidiary Guarantee Agreement (the “Bridge Loan Subsidiary Guarantee Agreement”) at the closing of the Transaction pursuant to which such subsidiaries agree to guarantee, jointly and severally, the payment when and as due of the obligations of the Company under the Bridge Loan Agreement, in each case, on the terms and subject to the conditions to be set forth in the Bridge Loan Subsidiary Guarantee Agreement.

The foregoing description of the material terms of the Bridge Loan Agreement is qualified in its entirety by reference to the Bridge Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Term Loan Agreement

On December 16, 2015, the Company entered into a Term Loan Agreement (the “Term Loan Agreement”) by and among the Company, the lenders party thereto, and Citibank, N.A., as Administrative Agent.  The Term Loan Agreement provides for total term loan commitments of $1,500,000,000 in a 3-year tranche and $1,500,000,000 in a 5-year tranche, for an aggregate principal amount of $3,000,000,000. Unless terminated earlier, the 3-year tranche under the Term Loan Agreement will mature on the three-year anniversary of the closing of the Transaction and the 5-year tranche under the Term Loan Agreement will mature on the five-year anniversary of the closing of the Transaction, and the principal amount outstanding under each such tranche, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full upon such applicable dates.  In addition, the five-year tranche under the Term Loan Agreement shall be subject to quarterly principal payments equal to 2.50% of the initial principal amount of the term loans of such tranche in years 2 and 3, 3.75% in year 4 and 5.00% in year 5.

The proceeds from the Term Loan Agreement will be available for the Company to finance the purchase price of the Transaction and pay fees and expenses incurred in connection with the Transaction. Any funding under the Term Loan Agreement would occur substantially concurrently with the closing of the Transaction, subject to customary conditions for acquisition financings of this type.

Loans under the Term Loan Agreement will bear interest at a variable rate based on, at the Company’s option, LIBOR or a base rate which is based on the highest of (i) the U.S. prime rate, (ii) the federal funds rate plus 0.5% or (iii) the LIBOR rate for one month plus 1%, in each case plus an applicable margin depending on the Company’s index debt rating. Such applicable margin ranges, in the case of base rate loans, from 0.125% to 1.00% and, in the case of LIBOR loans, from 1.125% to 2.00%. In the case of a payment default, the otherwise applicable interest rate may be raised 2.00% and apply to any overdue amounts. The Company will pay each lender under the Term Loan Agreement a ticking fee, beginning on January 10, 2016, which will accrue at a rate equal to 0.175% of the daily average undrawn commitment of such lender until such commitment terminates.

The Term Loan Agreement contains customary events of default, specified representations and warranties and covenants that will become effective on the closing date of the Transaction, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional priority indebtedness, create or permit liens on assets or engage in mergers or consolidations. The Term Loan Agreement will also require the Company to maintain a maximum leverage ratio of (i) 5.75:1.00, on the last day of the first, second, third and fourth fiscal quarters after the closing of the Transaction, (ii) 5.25:1.00, on the last day of the fifth, sixth, seventh and eighth fiscal quarters after the closing of the Transaction, (iii) 4.75:1.00, on the last day of the ninth, tenth, eleventh and twelfth fiscal quarters after the closing of the Transaction, (iv) 4.25:1.00, on the last day of the thirteenth, fourteenth, fifteenth and sixteenth fiscal quarters after the closing of the Transaction and (v) 3.75:1.00 on the last day of the seventeenth fiscal quarter after the closing of the Transaction and the last day of each fiscal quarter ended thereafter.

The obligations under the Term Loan Agreement are general unsecured obligations of the Company. In connection with the Term Loan Agreement, the Company and certain subsidiaries of the Company will enter into a Subsidiary Guarantee Agreement (the “Term Loan Subsidiary Guarantee Agreement”) at the closing of the Transaction pursuant to which such subsidiaries agree to guarantee, jointly and severally, the payment when and as due of the obligations of the Company under the Term Loan Agreement, in each case, on the terms and subject to the conditions to be set forth in the Term Loan Subsidiary Guarantee Agreement.

The foregoing description of the material terms of the Term Loan Agreement is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

First Amendment to Revolving Credit Agreement

On December 16, 2015, the Company entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated as of June 18, 2014, (the “Revolving Credit Agreement”) by and among the Company, Molson Coors International LP, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors Brewing Company (UK) Limited, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent. The effectiveness of the Amendment is conditioned upon the closing of the Transaction.

Pursuant to the Amendment, the Revolving Credit Agreement will be amended to, among other things, increase the maximum leverage ratio covenant applicable thereunder to (i) 5.75:1.00, on the last day of the first, second, third and fourth fiscal quarters after the closing of the Transaction, (ii) 5.25:1.00, on the last day of the fifth, sixth, seventh and eighth fiscal quarters after the closing of the Transaction, (iii) 4.75:1.00, on the last day of the ninth, tenth, eleventh and twelfth fiscal quarters after the closing of the Transaction, (iv) 4.25:1.00, on the last day of the thirteenth, fourteenth, fifteenth and sixteenth fiscal quarters after the closing of the Transaction and (v) 3.75:1.00 on the last day of the seventeenth fiscal quarter after the closing of the Transaction and the last day of each fiscal quarter ended thereafter.

The foregoing description of the material terms of the Amendment is qualified by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the Bridge Loan Agreement, the Term Loan Agreement and the Amendment is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2015, in connection with the financing of the proposed Transaction, and in accordance with the Restated Certificate of Incorporation of the Company, as amended, the holders of a majority of the votes entitled to be cast by the Company’s Class A Common Stock and Special Class A Voting Stock (as instructed by the holders of the Class A Exchangeable Shares of Molson Coors Canada Inc.) (collectively, the “Class A Holders”), voting together as a single class, approved by written consent (the “Written Consent”) the issuance by the Company of shares of its Class B Common Stock (“Class B Common Stock”) and/or securities convertible into or exercisable for shares of Class B Common Stock (“Derivative Securities”), provided that the aggregate number of shares of Class B Common Stock so issued, together with any shares of Class B Common Stock issuable on conversion or exchange of any Derivative Securities so issued, shall not exceed 25% of the number of shares of Class B Common Stock outstanding before the issuance of such Class B Common Stock and/or Derivative Securities.  The Written Consent was approved by the holders of 2,520,252 shares of Class A Common Stock and the holders of 2,524,282 Class A Exchangeable Shares, which represented approximately 92.5% of all votes entitled to be cast by all Class A Holders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	364-Day Bridge Loan Agreement, dated as of December 16, 2015, by and among Molson Coors Brewing Company, the lenders party thereto and Citibank, N.A., as Administrative Agent.

10.2	Term Loan Agreement, dated as of December 16, 2015, by and among Molson Coors Brewing Company, the lenders party thereto and Citibank, N.A., as Administrative Agent.

10.3

First Amendment, dated as of December 16, 2015, to that certain Credit Agreement, dated as of June 18, 2014, by and among Molson Coors Brewing Company, Molson Coors International LP, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors Brewing Company (UK) Limited, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      December 17, 2015

MOLSON COORS BREWING COMPANY

By:	/s/ SAMUEL D. WALKER
Samuel D. Walker Chief People and Legal Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1	364-Day Bridge Loan Agreement, dated as of December 16, 2015, by and among Molson Coors Brewing Company, the lenders party thereto and Citibank, N.A., as Administrative Agent.

10.2	Term Loan Agreement, dated as of December 16, 2015, by and among Molson Coors Brewing Company, the lenders party thereto and Citibank, N.A., as Administrative Agent.

10.3

First Amendment, dated as of December 16, 2015, to that certain Credit Agreement, dated as of June 18, 2014, by and among Molson Coors Brewing Company, Molson Coors International LP, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors Brewing Company (UK) Limited, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent.